Exhibit 99

CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 - "SAFE HARBOR" FOR FORWARD LOOKING STATEMENTS.

This Form 10-K Annual Report, and other written and oral statement that the Company makes from time to time, contain certain "forward-looking" statements" all of which are subject to risks and uncertainties. One can identify these forward-looking statements by the fact they use words such as "anticipate" "estimate," "expect," "project," "intend," "plan," "believe" and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, the Company's goals, plans and projections regarding its financial position, results of operations, market position and product development, which are based on current expectations that involve in herit risks and uncertainties, including factors that could delay, divert or change any of them in the next several years.

Although it is not possible to predict or identify all factors, they may include the following:

  New government laws and regulations, such as (i) health care reform initiatives in the United States at the state and federal level and in other countries; (ii) changes in the FDA and foreign regulatory approval processes that may cause delays in approving, or prevent the approval of new products; (iii) tax changes such as the phasing out of tax benefits heretofore available in the United States and certain foreign countries, and (iv) new laws, regulations and judicial decisions affecting pricing or marketing.

  Competitive factors, such as (i) new products developed by competitors that have lower prices or superior performance features or which are otherwise competitive with the Company's current products; (ii) generic competition as the Company's products mature and patents expire on products; (iii) technological advances and patents attained by competitors, and (iv) problems with licensors, suppliers and distributors.

  Difficulties and delays inherent in product development, manufacturing, and sale, such as (i) products that may appear promising in development may fail to reach market for numerous reasons, including efficacy or safety concerns, the inability to obtain necessary regulatory approval, and the difficulty or excessive cost to manufacture; (ii) seizure or recall of products; (iii) the failure to obtain, the imposition of limitations on the use of, or loss of patent and other intellectual property rights, and (iv) manufacturing or distribution problems.

  Legal difficulties, any of which can preclude or delay commercialization of products or adversely affect profitability, including (i) patent disputes; (ii) adverse decisions in litigation including the breast implant cases and other product liability cases; (iii) the inability to obtain adequate insurance with respect to this type of liability; (iv) recalls of pharmaceutical products or forced closing of manufacturing plants; (v) government investigations; (vi) claims asserting securities law violations, and (vi) environmental matters.

  Increasing pricing pressures worldwide, including rules and practices of managed care groups and institutional and governmental purchasers, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical reimbursement and pricing in general.

  Economic factors over which the Company has no control such as changes of business and economic conditions including, but not limited to, changes in interest rates and fluctuation of foreign currency exchange rates.

  Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or the American Institute of Certified Public Accountants.

No assurance can be given that any goal or plan set forth in forward looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The Company undertakes no obligation to release publicly any revisions to forward looking-statements as a result of future events or developments.